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                                                                      Exhibit 21
                        NOVACARE EMPLOYEE SERVICES, INC.
                           Subsidiaries of the Company


Employee Benefits Management, Inc.
Employers' Risk Management, Inc.
NCES Finance, Inc.
NCES Holdings, Inc.
NCES Licensing, Inc.
NovaCare Administrative Employee Services of New York, Inc.
NovaCare Administrative Employee Services, Inc.
NovaCare Employee Services Club Staff, Inc.
NovaCare Employee Services Easy Staff, Inc.
NovaCare Employee Services Northeast, Inc.
NovaCare Employee Services of America, Inc.
NovaCare Employee Services of Boston, Inc.
NovaCare Employee Services of Florida, Inc.
NovaCare Employee Services of New York, Inc.
NovaCare Employee Services of Orlando, Inc.
NovaCare Employee Services Resource One, Inc.
NovaCare Employee Services TPI, Inc.
NovaCare Employee Services West, Inc.
NovaCare Employee Services, Inc.
Paralign Staffing Technologies, Inc.
Professional Employer Systems, Inc.
Professional Insurance Planners of Florida, Inc.
Rx One, Inc.
Staffing Technologies, Inc.